August 20, 2001
VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380-1478

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Registration Statement on Form S-1 for Golden American Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very Truly Yours,
                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Stephen E. Roth
                                            -------------------
                                            Stephen E. Roth